EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121184 and No. 333-169056) of our report dated March 6, 2013, relating to the consolidated financial statements of Alpha Pro Tech, Ltd. as of and for the years ended December 31, 2012 and 2011 included in the Annual Report on Form 10-K of Alpha Pro Tech, Ltd. for the year ended December 31, 2012.

/s/ Tanner LLC

Salt Lake City, Utah
March 6, 2013